Exhibit (c) (6)

Goldman Sachs

Project Closeup

Board Discussion Materials

Goldman, Sachs & Co. 28-Nov-2007

Goldman Sachs

Table of Contents

I. Process Update II. Valuation Update III. LBO Returns Analysis IV. Phase 2 and Next Steps

Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

Goldman Sachs

I. Process Update

Process Update 3

Goldman Sachs

Process Update

Contacted five financial sponsors regarding potential interest in evaluating the acquisition of Getty Images

— Selected sponsors based on historical interest in the Company and knowledge of the industry

— Each sponsor expressed interest in the opportunity

Conducted management presentations and follow-up sessions with five financial sponsors

— Provided over 55 hours of executive team time to sponsors (4 sessions with each sponsor)

— Provided management presentation, financial model and responded to selected follow-up due diligence requests

Maintained level playing field

— Excluded outside consultants and advisors during Phase 1

— Required independent bids

— Participants were not allowed to speak to potential financing sources

— Participants were prohibited from discussing rollover, incentive and employment opportunities with management

Provided assumptions for participant to use in bids

— Provided working assumption of 5× total leverage to 2007E EBITDA

Phase 1 deadline set for November 26, 2007

— Received 5 bids

Process Update 4

Goldman Sachs

Summary of Cash Bids

All Phase 1 participants submitted preliminary bids on November 26th

— Sponsor A: $45 per share

— Sponsor D: $38-$40 per share

— H&F: $37-$40 per share

— Sponsor B: $37-$40 per share

— Sponsor C: $40 per share

Each sponsor assumed 5x leverage

Bids are subject to change

Process Update 5

Goldman Sachs

Overview of Proposals

($ in millions, except per share amounts)

Price Per Share (2)	Metric (4)	Current Market (1): $ 28.81	Sponsor A $ 45.00	Sponsor C $ 40.00	Sponsor D $ 38.00 - $ 40.00	Hellman & Friedman $ 37.00 - $ 40.00	Sponsor B $ 37.00 - $ 40.00
Premium Analysis							
Current ($ 28.81)		0.0%	56.2%	38.8%	31.9% - 38.8%	28.4% - 38.8%	28.4% - 38.8%
10 Day Average ($ 30.16)		(4.5)%	49.2%	32.6%	26.0% - 32.6%	22.7% - 32.6%	22.7% - 32.6%
30 Day Average ($ 30.54)		(5.7)%	47.4%	31.0%	24.4% - 31.0%	21.2% - 31.0%	21.2% - 31.0%
Since Oct-10 BoD Meeting ($ 29.68)		(2.9)%	51.6%	34.8%	28.0% - 34.8%	24.7% - 34.8%	24.7% - 34.8%
90 Day Average ($ 29.38)		(1.9)%	53.2%	36.2%	29.3% - 36.2%	25.9% - 36.2%	25.9% - 36.2%
180 Day Average ($ 36.91)		(21.9)%	21.9%	8.4%	3.0% - 8.4%	0.2% - 8.4%	0.2% - 8.4%
YTD Average ($ 42.21)		(31.7)%	6.6%	(5.2)%	(10.0)% - (5.2)%	(12.3)% - (5.2)%	(12.3)% - (5.2)%
FD Share Count (2)		59.7	60.1	60.0	59.9 - 60.0	59.9 - 60.0	59.9 - 60.0
Equity Value		$ 1,719	$ 2,705	$ 2,398	$ 2,276 - $ 2,398	$ 2,215 - $ 2,398	$ 2,215 - $ 2,398
Net Debt - Current (3)		42	42	42	42 - 42	42 - 42	42 - 42
Enterprise Value		1,761	2,746	2,440	2,318 - 2,440	2,257 - 2,440	2,257 - 2,440
Multiples Analysis							
EBITDA - Management							
CY2007E (Adj)	$ 316	5.6x	8.7x	7.7x	7.3x - 7.7x	7.2x - 7.7x	7.2x - 7.7x
CY2008E (Adj)	$ 334	5.3x	8.2x	7.3x	6.9x - 7.3x	6.8x - 7.3x	6.8x - 7.3x
EBITDA - IBES							
CY2007E	$ 306	5.8x	9.0x	8.0x	7.6x - 8.0x	7.4x - 8.0x	7.4x - 8.0x
CY2008E	$ 334	5.3x	8.2x	7.3x	6.9x - 7.3x	6.8x - 7.3x	6.8x - 7.3x
EPS - Management							
CY2007E	$ 2.20	13.1 x	20.5 x	18.2 x	17.3 x - 18.2 x	16.8 x - 18.2 x	16.8 x - 18.2 x
CY2008E	$ 2.23	12.9 x	20.2 x	17.9 x	17.0 x - 17.9 x	16.6 x - 17.9 x	16.6 x - 17.9 x
EPS - IBES							
CY2007E	$ 2.10	13.7 x	21.4 x	19.0 x	18.1 x - 19.0 x	17.6 x - 19.0 x	17.6 x - 19.0 x
CY2008E	$ 2.25	12.8 x	20.0 x	17.8 x	16.9 x - 17.8 x	16.4 x - 17.8 x	16.4 x - 17.8 x

[1] As of 26-Nov-2007.
[2] Share count and options per GYI management.
[3] Cash and debt information per management as of 30-Sep-2007.
[4] Management figures per GYI and Street figures based on IBES median estimates.
Note: Management and IBES EBITDA adds back ESO expense of $14.6mm and $19.9mm for 2007 and 2008 respectively. Management and IBES EPS estimates include ESO expense. Unadjusted IBES EBITDA for 2007 = $291.5mm and for 2008 = $314.0mm. GYI management projections not proforma for convert refinancing. IBES EBITDA and EPS estimates include analysts who do not add back the $5.4mm related to JUPM transaction and stock option review expenses.

Process Update 6

Goldman Sachs

Potential Strategic Buyers

Illustrative Sample List

	Market Cap	Enterprise Value	Cash	'08 EV/EBITDA	'08 P/E	IBES LT EPS Growth
Adobe	$24,499	$22,544	$1,956	13.9x	22.2x	15.0%
Google	213,197	203,834	9,362	20.5	31.9	30.0
News Corporation	52,310	49,536 [1]	6,944 [2]	7.5	15.4	18.8
REUTERS	15,699	16,730	759	13.0	20.5	22.4
SONY	51,104	53,337	8,927	6.2	15.6	32.9

[1] Adjusted enterprise value deducts value of holdings in public assets. Market data as of 26-Nov-2007. Multiples based on IBES median estimates. Market cap and Enterprise value are fully diluted
[2] Not pro forma for $5.6bn Dow Jones acquisition – expected to close calendar Q4 2007
Source: Public filings and IBES

Process Update 7

Goldman Sachs

II. Valuation Update

Valuation Update 8

Goldman Sachs

Trading Performance Update

1-Year Stock Price

Averages

3 yr: $ 61.06

1 yr: $ 42.32

6 mth: $ 36.91

3 mth: $ 29.38

1 mth: $ 30.54

Closing Price (USD)

$60 $50 $40 $30 $20 $28.81

Nov- Jan- Mar- Apr- Jun- Aug- Sep- Nov-2006 2007 2007 2007 2007 2007 2007 2007

1-Year LTM EBITDA Multiple

Averages

LTM EBITDA Multiple

11x

3 yr: 13.1x 10x 1 yr: 8.4x

9x 6 mth: 7.5x 3 mth: 6.1x 8x 1 mth: 6.3x

7x

6x 6.0x

5x

Nov- Jan- Mar- Apr- Jun- Aug- Sep- Nov-2006 2007 2007 2007 2007 2007 2007 2007

1-Year NTM P/E Multiple

NTM P/E

24.0x

21.0x

18.0x

15.0x

12.0x

9.0x

Averages

3 yr: 24.7x 1 yr: 17.1x 6 mth: 15.6x 3 mth: 13.5x 1 mth: 14.1x

Nov- Jan- Mar- Apr- Jun- Aug- Oct- Nov-2006 2007 2007 2007 2007 2007 2007 2007

Source: Bloomberg, Capital IQ and IBES

Note: Daily date from 24-Nov-2006 to 26-Nov-2007

Valuation Update 9

Goldman Sachs

GYI Historical and Projected Financials

Earnings Per Share

$ 3.00

$ 2.50

$ 2.00

$ 1.50

$ 1.00

$ 0.50

$ 0.00

$ (0.50)

$ (1.00)

$ (1.50)

$ (2.00)

Street Case Management Case

‘07-’09 CAGR 8.0% 8.9%

‘02-’07 EPS CAGR 39.3% -

‘05-’07 EPS CAGR(4.0)% -

Street Case Management Case

CY 2001A CY 2002A CY 2003A CY 2004A CY 2005A CY 2006A CY 2007E CY 2008E CY 2009E

EPS Comparison

Street Case - EPS $ (1.84) $ 0.40 $ 1.16 $ 1.72 $ 2.28 $ 2.11 $ 2.10 $ 2.25 $ 2.45

Street Case - EPS Growth NM NM 190.0% 48.3% 32.6%(7.5)%(0.5)% 7.1% 8.9%

Mgmt Case - EPS $ (1.84) $ 0.40 $ 1.16 $ 1.72 $ 2.28 $ 2.11 $ 2.20 $ 2.23 $ 2.61

Mgmt Case - EPS Growth NM NM 190.0% 48.3% 32.6%(7.5)% 4.3% 1.3% 17.0%

Source: Company filings and Capital IQ for historical, IBES Median and GYI Management for projections

Note: GYI management projections not proforma for convert refinancing. IBES EPS estimates include analysts who do not add back the $5.4mm related to JUPM transaction and stock option review expenses.

Valuation Update 10

Goldman Sachs

Recent Market Valuation Update

Then vs. Now Multiples Analysis

	10-Oct-2007			26-Nov-2007						
	Stock Price	EV/EBITDA	PE	EV/EBITDA		PE		Stock Price		IBES LT
		2007	2007	2007	% Change	2007	% Change		% Change	Growth Rate
Getty Images Inc.	**$28.62**	**5.7x**	**13.2x**	**5.8x**	**0.8%**	**13.7x**	**4.0%**	**$28.81**	**0.7%**	**10.0%**
Jupitermedia Corp.	$6.40	10.7x	71.1x	7.7x	(27.5%)	59.8x	(15.9%)	$3.59	(43.9%)	10.0%
Marketing Services										
Omnicom Group Inc.	$51.78	10.7x	17.7x	9.6x	(9.9%)	15.6x	(11.9%)	$46.10	(11.0%)	12.0%
WPP Group plc	14.43	10.0	15.7	8.6	(13.9%)	13.2	(15.9%)	12.19	(15.5%)	11.0%
Interpublic Group of Companies Inc.	10.29	10.9	34.3	9.9	(9.0%)	39.1	14.1%	9.00	(12.5%)	10.0%
Harte-Hanks Inc.	19.33	7.8	15.2	6.6	(16.1%)	12.8	(15.9%)	16.00	(17.2%)	10.3%
Mean		9.8x	20.7x	8.7x	(12.2%)	20.2x	(7.4%)		(14.1%)	10.8%
Median		10.3	16.7	9.1	(11.9%)	14.4	(13.9%)		(14.0%)	10.7%
Digital Media/Content										
Adobe Systems Inc.	$45.58	18.1x	28.4x	16.0x	(11.8%)	25.3x	(10.8%)	$40.90	(10.3%)	15.0%
Avid Technology Inc.	28.71	13.0	22.1	11.6	(10.8%)	18.9	(14.4%)	25.33	(11.8%)	12.0%
CNET Networks Inc.	8.52	14.6	6.5	13.4	(8.2%)	6.4	(1.3%)	7.17	(15.8%)	17.5%
ValueClick Inc.	29.32	15.5	39.1	11.0	(29.3%)	29.4	(24.8%)	20.88	(28.8%)	22.0%
Yahoo, Inc. (1)	28.36	21.9	67.5x	17.6	(19.6%)	58.7	(13.1%)	25.22	(11.1%)	24.6%
Mean		16.6x	32.7x	13.9x	(16.0%)	27.7x	(12.9%)		(15.5%)	18.2%
Median		15.5	28.4	13.4	(11.8%)	25.3	(13.1%)		(11.8%)	17.5%
Overall Comparative Metrics										
Mean		13.3x	31.8x	11.2x	(15.6%)	27.9x	(11.0%)		(17.8%)	14.4%
Median		11.9	25.2	10.4	(12.8%)	22.1	(13.8%)		(14.0%)	12.0%

Source: Latest publicly available financial statements. Enterprise Value based on diluted shares outstanding. Projected EBITDA and EPS are based on IBES median estimates and/or other Wall Street research. All research estimates have been calendarized to December.
Note: GYI IBES EBITDA estimates adjusted to add back ESO of $14.6mm per management.
[1] Yahoo! enterprise value adjusted for $674mm present value of its NOL and 34% interest in Yahoo! Japan. Yahoo! P/E multiples adjusted for 34% interest in Yahoo! Japan by adjusting both price and EPS to exclude Yahoo! Japan stake. Enterprise and equity value.

Valuation Update 11

Goldman Sachs

Premia and Multiples at Various Share Prices

IBES Median Estimates

10% 20% 30% 40% 50% 60%

Implied Purchase Price Per Share $ 28.81 $ 31.69 $ 34.57 $ 37.45 $ 40.33 $ 43.22 $ 46.10

Equity Consideration - Diluted $ 1,719 $ 1,892 $ 2,067 $ 2,242 $ 2,419 $ 2,595 $ 2,772

Levered Consideration - Diluted 1,761 1,934 2,109 2,284 2,461 2,637 2,814

Premia Over Various Trading Periods

Averages

Current (26-Nov-07) $ 28.81 0% 10% 20% 30% 40% 50% 60%

Last 10 Days 30.16(4)% 5% 15% 24% 34% 43% 53%

30 Day 30.54(6)% 4% 13% 23% 32% 42% 51%

90 Day 29.38(2)% 8% 18% 27% 37% 47% 57%

180 Day 36.91(22)%(14)%(6)% 1% 9% 17% 25%

1 Year 42.32(32)%(25)%(18)%(12)%(5)% 2% 9%

Implied Multiples

Management Estimates

Revenue CY2007E $ 855 2.1 x 2.3 x 2.5 x 2.7 x 2.9 x 3.1 x 3.3 x

CY2008E 901 2.0 2.1 2.3 2.5 2.7 2.9 3.1

EBITDA (adj.) CY2007E $ 316 5.6 x 6.1 x 6.7 x 7.2 x 7.8 x 8.4 x 8.9 x

CY2008E 334 5.3 5.8 6.3 6.8 7.4 7.9 8.4

Cash EPS CY2007E $ 2.20 13.1 x 14.4 x 15.7 x 17.0 x 18.3 x 19.6 x 21.0 x

CY2008E 2.23 12.9 14.2 15.5 16.8 18.1 19.4 20.7

Street Estimates

Revenue CY2007E $ 850 2.1 x 2.3 x 2.5 x 2.7 x 2.9 x 3.1 x 3.3 x Getty

CY2008E 897 2.0 2.2 2.4 2.5 2.7 2.9 3.1 1 Yr Avg 6 M Avg

Cash EBITDA CY2007E $ 306 5.8 x 6.3 x 6.9 x 7.5 x 8.0 x 8.6 x 9.2 x 8.4 x 7.5 x

CY2008E 334 5.3 5.8 6.3 6.8 7.4 7.9 8.4

Cash EPS CY2007E $ 2.10 13.7 x 15.1 x 16.5 x 17.8 x 19.2 x 20.6 x 22.0 x

CY2008E 2.25 12.8 14.1 15.4 16.6 17.9 19.2 20.5 17.1 x 15.7 x

PEG Ratio CY2007E 1.4 x 1.5 x 1.6 x 1.8 x 1.9 x 2.1 x 2.2 x

CY2008E 1.3 1.4 1.5 1.7 1.8 1.9 2.0

Note: 1yr average and 6 month average EBITDA comparisons compare LTM EBITDA to CY2007E. 1 year average and 6 month average p/e compares NTM P/E to CY2008E. Management and IBES EBITDA adds back ESO expense of $14.6mm and $19.9mm for 2007 and 2008 respectively. Management and IBES EPS estimates include ESO expense. Unadjusted IBES EBITDA for 2007 = $291.5mm and for 2008 = $314.0mm. GYI management projections not proforma for convert refinancing. IBES EBITDA and EPS estimates include analysts who do not add back the $5.4mm related to JUPM transaction and stock option review expenses.

Source: GYI Management; IBES median estimates and FactSet

Valuation Update 12

Goldman Sachs

Breakdown by Segment

2008E Revenue

B2B Music $14 2%

Footage & Multimedia $47 5%

Other $77 9%

Creative Stills $461 51%

Editorial $180 20%

iStock $122 14%

Creative Stills Editorial iStock Footage & Multimedia B2B Music Other

2012E Revenue

B2B Music $46 4%

Footage & Multimedia $83 7%

Other $159 13%

Creative Stills $348 29%

Editorial $289 24%

iStock $262 20%

2008E Gross Margin

B2B Music $7 1%

Footage & Multimedia $33 5%

Other $51 8%

Creative Stills $345

Editorial $129 20%

iStock $86 13%

2012E Gross Margin

B2B Music $23 3%

Footage & Multimedia $58 7%

Other $108 13%

Creative Stills $260 31%

Editorial $207 25%

iStock $186 22%

Source: GYI Management

Valuation Update 13

Goldman Sachs

Illustrative 5-Year Discounted Cash Flow Analysis

Multiple of Terminal LTM EBITDA Method ($ per share)

Management Case

Terminal Multiple of 2012E EBITDA

.00993839 5.0x 5.5x 6.0x 6.5x 7.0x

WACC

10.0% $ 42.56 $ 45.11 $ 47.66 $ 50.21 $ 52.76

11.0% 41.07 43.51 45.96 48.41 50.86

12.0% 39.65 42.00 44.35 46.70 49.05

13.0% 38.29 40.55 42.81 45.07 47.33

14.0% 37.00 39.17 41.34 43.52 45.69

Multiple of Terminal Method at 6.0x LTM EBITDA1

Incremental FY08E-FY12E Annual Revenue Growth

44.35(5.0%)(2.5%) 0.0% 2.5% 5.0%

Incr. FY08E - FY12E

Operating Margin

(5.0%) $ 32.70 $ 35.38 $ 38.31 $ 41.51 $ 45.01

(2.5%) 35.16 38.10 41.33 44.85 48.70

0.0% 37.62 40.83 44.35 48.20 52.39

2.5% 40.07 43.56 47.37 51.54 56.09

5.0% 42.53 46.28 50.39 54.88 59.78

1.8% 4.3% 6.8% 9.3% 11.8%

Implied ‘07-’12 Rev CAGR

Operating Summary

2007E 2008E 2009E 2010E 2011E 2012E ‘07E -’12E CAGR

Revenue $ 855.5 $ 900.6 $ 956.7 $ 1,024.4 $ 1,099.0 $ 1,187.3 6.8%

Growth % 6.1% 5.3% 6.2% 7.1% 7.3% 8.0%

EBITDA $ 315.5 $ 334.1 $ 357.4 $ 387.1 $ 423.9 $ 467.5 8.2%

Margin % 36.9% 37.1% 37.4% 37.8% 38.6% 39.4%

Growth % 0.6% 5.9% 7.0% 8.3% 9.5% 10.3%

Unlevered free cash flow $ 172.0 $ 186.0 $ 205.8 $ 224.5 $ 246.4 $ 270.1 9.4%

Margin % 20.1% 20.6% 21.5% 21.9% 22.4% 22.7%

Growth % 28.8% 8.1% 10.7% 9.1% 9.8% 9.6%

Source: Management projections

Note: Assumes mid-year convention discounting. WACC analysis suggests 11.36% based on risk free rate of 4.87% (10 year average of 10 year U.S. Treasury as of 26-Nov-2007), risk premium of 5.16% (Ibbotson) and beta of 1.46 (Barra predicted beta), cost of debt of 8.5% and current capitalization.

1 Assume discount rate of 12.0%.

Valuation Update 14

Goldman Sachs

Illustrative Present Value of Future Stock Prices

Street Estimates ($ per share)

Present Value of Future Share Price

Today PV of ‘08E Share Price

FY ‘08 EPS FY ‘09 EPS

$ 2.25 $ 2.45

NTM Current / 3 Month Avg. 13.5 x $ 30.38 $ 29.43

NTM 6 Month Avg. 15.6 x 35.10 34.01

NTM 1 Year Avg. 17.1 x 38.48 37.28

Source: Based on IBES median estimates.

Note: Assumes illustrative cost of equity discount rate of 12.39% based on risk free rate of 4.87% (10 year average of 10 year Treasury as of 26-Nov-2007), risk premium of 5.16% (Ibbotson) and beta of 1.46 (Barra predicted beta), Multiples represent average NTM P/E for 3 months, Current, 6 months and 1 year

Valuation Update 15

Goldman Sachs

Illustrative Present Value of Future Stock Prices

Management Case

($ per share)

Assuming Current Capital Structure

		Today	PV of '08E Share Price	PV of '09E Share Price	PV of '10E Share Price	PV of '11E Share Price
		FY '08 EPS	FY '09 EPS	FY '10 EPS	FY '11 EPS	FY '12 EPS
		$ 2.23	$ 2.61	$ 3.18	$ 3.67	$ 4.33
NTM Current / 3 Month Avg.	13.5 x	$30.10	$31.33	$33.99	$34.93	$36.66
NTM 6 Month Avg.	15.6 x	34.78	36.21	39.28	40.37	42.37
NTM 1 Year Avg.	17.1 x	38.12	39.69	43.05	44.25	46.44

$265mm Convertible Replaced with Straight Debt – 6% Interest Rate

		Today	PV of '08E Share Price	PV of '09E Share Price	PV of '10E Share Price	PV of '11E Share Price
		FY '08 EPS	FY '09 EPS	FY '10 EPS	FY '11 EPS	FY '12 EPS
		$ 2.05	$ 2.43	$ 3.00	$ 3.49	$ 4.15
NTM Current / 3 Month Avg.	13.5 x	$27.74	$29.22	$32.07	$33.23	$35.14
NTM 6 Month Avg.	15.6 x	32.05	33.77	37.06	38.40	40.61
NTM 1 Year Avg.	17.1 x	35.13	37.01	40.62	42.09	44.51

$265mm Convertible Replaced with Straight Debt – 8% Interest Rate

		Today	PV of '08E Share Price	PV of '09E Share Price	PV of '10E Share Price	PV of '11E Share Price
		FY '08 EPS	FY '09 EPS	FY '10 EPS	FY '11 EPS	FY '12 EPS
		$ 2.00	$ 2.38	$ 2.94	$ 3.44	$ 4.10
NTM Current / 3 Month Avg.	13.5 x	$26.98	$28.54	$31.45	$32.68	$34.66
NTM 6 Month Avg.	15.6 x	31.18	32.99	36.35	37.76	40.05
NTM 1 Year Avg.	17.1 x	34.18	36.16	39.84	41.40	43.90

Source: Based on Management EPS estimates

Note: Assumes illustrative cost of equity discount rate of 12.39% based on risk free rate of 4.87% (10 year average of the 10 year Treasury as of 26-Nov-2007), risk premium of 5.16% (Ibbotson) and beta of 1.46 (Barra predicted beta). Multiples represent average NTM P/E for 3 months, Current, 6 months and 1 year; $265mm convertible replaced with straight debt scenarios incorporate additional net interest expense of 6% and 8%, respectively less 0.5% interest expense on convertible + the lost interest income of 5% of the cash used to pay the $40mm tax effect of removing the convertible.

Valuation Update 16

Goldman Sachs

III. LBO Returns Analysis

LBO Returns Analysis 17

Goldman Sachs

Pro Forma Capitalization
5.0x Total Leverage / Assumed CCR – B1/ B+

($ in millions)

	Getty LBO Dec-07	Adjustments	Pro Forma Dec-07	% of Cap	x2007PF Adj. EBITDA	Expected Rating	Illustrative Pricing	OID
Cash and Cash Equivalents	$303	($228)	$75					
Revolving Credit Facility	$80	($80)	$0	0.0%	0.0x			
New First Lien Term Loan	0	1,118	1,118	45.6%	3.5x	Ba3/BB-	L + 350	99.0
First Lien Senior Secured Debt	$80		$1,118	45.6%	3.5x			
Second Lien Secured Debt	0	0	0	0.0%	3.5x			
Senior Secured Debt	$80		$1,118	45.6%	3.5x			
Senior Notes	0	462	462	18.9%	5.0x	B3/B-	11.5%	
Extant Convert	265	(265)	0	0.0%	5.0x			
Other Debt	0	0	0	0.0%	5.0x			
Total Senior Debt	$345		$1,580	64.5%	5.0x			
Total Debt	345		1,580	64.5%	5.0x			
Original Equity	1,719							
New / Rollover Equity		870	870	35.5%	7.8x			
Total Capitalization	$2,064		$2,450	100.0%	7.8x			

	Getty	PF EBITDA	PF. Adj. EBITDA
LTM Adj. EBITDA	$315.5	$315.5	$315.5
LTM Capex (ex - Acquisitions)	64.0	64.0	64.0
LTM PF Interest Expense	5.7	148.7	148.7
EBITDA / Interest Expense	54.9x	2.1x	2.1x
(EBITDA - Capex) / Interest Expense	43.8x	1.7x	1.7x
First Lien Senior Secured Debt / Adj. EBITDA	0.3x	3.5x	3.5x
Total Senior Secured Debt / Adj. EBITDA	0.3x	3.5x	3.5x
Total Senior Debt / Adj. EBITDA	1.1x	5.0x	5.0x
Total Debt / Adj. EBITDA	1.1x	5.0x	5.0x
Total Debt / (Adj. EBITDA - Capex)	1.4x	6.3x	6.3x

LBO Returns Analysis 18

Goldman Sachs

Illustrative LBO Credit Statistics - Management Case

5.0x Total Leverage / Assumed CCR – B1 /B+ ($ in millions)

2004 2005 20061 2007E 2008E 2009E 2010E 2011E 2012E

Total Revenue $ 622.4 $ 733.7 $ 806.6 $ 855.5 $ 900.6 $ 956.7 $ 1,024.4 $ 1,099.0 $ 1,187.3

Revenue growth 17.9% 9.9% 6.1% 5.3% 6.2% 7.1% 7.3% 8.0%

GAAP EBITDA $ 225.9 $ 284.0 $ 298.7 $ 295.5 $ 314.2 $ 337.0 $ 366.2 $ 402.5 $ 445.5

Non-Cash Compensation $ 0.0 $ 0.0 $ 15.0 $ 14.6 $ 19.9 $ 20.4 $ 20.9 $ 21.4 $ 21.9

One-Time Items2 $ 5.4

Expected Cost Savings $ 0.0 $ 0.0 $0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $0.0 $ 0.0

Pro Forma Cost Savings 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0

Pro Forma Adjusted EBITDA $ 225.9 $ 284.0 $ 313.7 $ 315.5 $ 334.1 $ 357.4 $ 387.1 $ 423.9 $ 467.5

EBITDA margin 36.3% 38.7% 38.9% 36.9% 37.1% 37.4% 37.8% 38.6% 39.4%

Free Cash Flow: Pro Forma

PF Adj. EBITDA $ 315.5 $ 334.1 $ 357.4 $ 387.1 $ 423.9 $ 467.5

Interest Expense 148.7 144.5 135.0 123.5 109.7 93.1

Interest Income 3.8 3.8 0.0 0.0 0.0 0.0

Cash Interest Expense, net 145.0 140.7 135.0 123.5 109.7 93.1

Cash Taxes 21.6 24.7 36.8 54.0 72.6 97.1

Capex 64.0 60.1 60.5 59.6 60.3 61.0

Increase in Working Capital 5.1 9.2 3.0 3.6 4.0 4.7

Free Cash Flow for Debt Service $ 79.9 $ 99.3 $ 122.1 $ 146.3 $ 177.3 $ 211.6

Cumulative Free Cash Flow for Debt Service $ 99.3 $ 221.4 $ 367.7 $ 545.0 $ 756.6

Capitalization and Credit Statistics:

Revolver $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0

First Lien Term Loan 1,118.1 1,018.8 896.7 750.4 573.1 361.5

First Lien Secured Debt $ 1,118.1 $ 1,018.8 $ 896.7 $ 750.4 $ 573.1 $ 361.5

Second Lien Secured Debt $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0

Total Secured Debt $ 1,118.1 $ 1,018.8 $ 896.7 $ 750.4 $ 573.1 $ 361.5

Senior Notes $ 461.8 $ 461.8 $ 461.8 $ 461.8 $ 461.8 $ 461.8

Rollover Other Debt 0 0 0 0 0 0

Total Senior Debt $ 1,579.9 $ 1,480.7 $ 1,358.6 $ 1,212.2 $ 1,035.0 $ 823.3

Total Debt 1,579.9 1,480.7 1,358.6 1,212.2 1,035.0 823.3

PF Adj. EBITDA / Interest Expense 2.1x 2.3x 2.6x 3.1x 3.9x 5.0x

(PF Adj. EBITDA - Capex) / Interest Expense 1.7x 1.9x 2.2x 2.7x 3.3x 4.4x

First Lien Senior Secured Debt / PF Adj. EBITDA 3.5x 3.0x 2.5x 1.9x 1.4x 0.8x

Senior Secured Debt / PF Adj. EBITDA 3.5x 3.0x 2.5x 1.9x 1.4x 0.8x

Total Senior Debt / PF Adj. EBITDA 5.0x 4.4x 3.8x 3.1x 2.4x 1.8x

Total Debt / PF Adj. EBITDA 5.0x 4.4x 3.8x 3.1x 2.4x 1.8x

Total Debt / (PF Adj. EBITDA - Capex) 6.3x 5.4x 4.6x 3.7x 2.8x 2.0x

1 2006 figures reflect restated numbers.

2 Includes expenses related to stock option expense review and deal costs relating to aborted acquisition of Jupiter Media.

LBO Returns Analysis 19

Goldman Sachs

Preliminary LBO Returns Analysis

5.0x PF Leverage Management Case

IRR Sensitivity to Total Leverage and Forward Exit Multiple

Year 5 IRR

Total Leverage

23554 4.0x 4.5x 5.0x 5.5x 6.0x

Exit LTM EBITDA Multiple

6 x 15.1% 16.2% 17.6% 19.5% 22.2%

7 x 19.1% 20.6% 22.5% 25.0% 28.6%

8 x 22.6% 24.4% 26.7% 29.7% 33.9%

9 x 25.8% 27.8% 30.5% 33.9% 38.5%

10 x 28.7% 30.9% 33.8% 37.5% 42.6%

IRR Sensitivity to Operating Margin and Revenues

Year 5 IRR FY08E - FY12E Incremental Op Margin

23.6%(5.0%)(2.5%) 0.0% 2.5% 5.0%

5.0% 24.5% 27.8% 30.7% 33.5% 36.0%

FY12E

2.5% 20.9% 24.2% 27.2% 29.9% 32.5%

- 0.0% 17.1% 20.5% 23.6% 26.3% 28.9%

FY08E

Incr. Ann Rev Growth(2.5%) 13.2% 16.7% 19.8% 22.6% 25.2%

(5.0%) 9.1% 12.7% 15.9% 18.8% 21.4%

IRR Sensitivity to Offer Price and Forward Exit Multiple

Year 5 IRR

Offer Price

LTM EBITDA Mult. 6.1 x 6.7 x 7.2 x 7.8 x 8.4 x 8.9 x

% Premium 10.0% 20.0% 30.0% 40.0% 50.0% 60.0%

0.2355436 $ 31.69 $ 34.57 $ 37.45 $ 40.33 $ 43.22 $ 46.10

Implied Forward P/E Mult. Exit LTM EBITDA Multiple

9.4 x 6.0x 30.5% 23.0% 17.6% 13.3% 9.8% 6.9%

11.5 x 7.0x 35.9% 28.2% 22.5% 18.0% 14.4% 11.3%

13.6 x 8.0x 40.6% 32.6% 26.7% 22.1% 18.3% 15.2%

15.8 x 9.0x 44.8% 36.5% 30.5% 25.7% 21.8% 18.6%

17.9 x 10.0x 48.5% 40.0% 33.8% 28.9% 24.9% 21.6%

Note: Assumes 5.0x leverage of LTM EBITDA; 3.5x Bank Debt at L+350bps and 1.5x Subordinated Notes at 11.5%. Illustrative purchase price of $37.45 (30% premium to $28.81 share price on 26-Nov-07). Assumes LIBOR of 5.05%; $75mm minimum cash balance; IRR returns to equity holders shown after 5% equity allocated to employees. Assumes exit multiple of 7.2x LTM EBITDA.

LBO Returns Analysis 20

Goldman Sachs

IV. Phase 2 and Next Steps

Phase 2 and Next Steps 21

Goldman Sachs

Illustrative Phase 2 Timeline

Date Actions

Week of November 26 Solicit initial indications of interest from potential buyers

Process decision (narrow, continue with diligence, widen process)

Respond to potential buyers

Prepare for 2nd round due diligence (data room & data requests from Phase I and preliminary proposals)

Prepare data room for 2nd round diligence

Week of December 3rd Continue preparations for 2nd round due diligence

Open data room to selected potential buyers

Week of December 10 Begin detailed Phase II diligence

Mid-December through late Detailed due diligence

January or early February Negotiation of documentation

Late January or early February Solicit final bids

Sign definitive agreement/announce transaction

Early February through end- April Commence drafting of financing documentation (HY prospectus, bank memorandum, roadshow presentation)

Commence regulatory filings (HSR, etc.)

Bank syndication meeting and high yield roadshow

Receive regulatory approvals

Funding of financing and closing of transaction

Phase 2 and Next Steps 22